UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39310	87-3037521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Broadway Street, Suite 900, Vancouver, Washington 98660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 914-1220

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On March 10, 2023, the Federal Deposit Insurance Corporation (“FDIC”) issued a press release stating that Silicon Valley Bank, Santa Clara, California, (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. According to the FDIC press release, the FDIC, as receiver, will retain all the assets from SVB for later disposition.
On March 12, 2023, the FDIC, in a joint statement with the Department of Treasury and the Federal Reserve, announced actions enabling the FDIC to complete its resolution of SVB, in a manner that fully protects all depositors. It stated that depositors will have access to all of their money starting Monday, March 13.
As of March 9, 2023, ZoomInfo Technologies Inc. ( the “Company”) had approximately $20 million, or 3%, of its total cash, cash equivalents, and short term investments in deposit accounts with SVB, and approximately $264 million, or 42% of its total cash, cash equivalents, and short term investments in money market securities for which SVB acts as custodian. The Company also had accounts with SVB totaling approximately $6 million pursuant to letters of credit that the company was required to provide its landlord in connection with the execution of leases for office space, which amount is classified as restricted cash, non-current on the Company's balance sheet.
Regardless of access to those deposits and money market securities, at this time, the Company has sufficient liquidity and alternative banking relationships to meet its obligations.
The information contained within Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report on Form 8-K. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “may,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, the sufficiency of our liquidity to meet our obligations. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause the Company’s actual results to differ materially from the results anticipated by the Company’s forward-looking statements is included in the reports the Company has filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. All information provided in this Current Report on Form 8-K is as of March 10, 2023, and the Company undertakes no duty to update this information unless required by law.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZoomInfo Technologies Inc.
Date: March 13, 2023
By:     /s/ P. Cameron Hyzer
Name:  P. Cameron Hyzer
Title:   Chief Financial Officer